EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT (as amended, supplemented or extended from time to time, this "Agreement") is entered into as of May 31, 2002 by and between BriteSmile, Inc., a Utah corporation (the "Employer" or "Company"), and Bruce Fleming ("Employee").

     WHEREAS, the Employer desires to engage Employee as an employee, and Employee desires to accept employment by the Employer, on the terms of this Agreement;

     WHEREAS, the Employer and the Employee currently contemplate that the Company may relocate its principal executive office sometime within the twelve months following the Start Date as hereinafter defined; and

     WHEREAS, it is contemplated that during Employee's temporary employment in Walnut Creek he will work both out of his home office in New Jersey and at the Company's principal offices in Walnut Creek; and

     WHEREAS, the Employer and the Employee further desire to make arrangements for the Employee's travel expenses from his home office in New Jersey that would be applicable in certain other circumstances;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:

     1. Employment and Employment Period.

          (a) Position and Duties.

               (i) Subject to the terms and conditions of this Agreement, the Employer agrees to employ Employee, and Employee agrees to be employed by the Employer, during the Employment Term (as defined in Section l(b)).

               (ii) During the Employment Term, Employee will serve as President of the Employer and the Employee shall report to and carry out the lawful directions of the Chief Executive Officer of the Company and the Company's Board of Directors.

               (iii) At all times during the Employment Term, Employee agrees to
          (A) perform all services related to Employee's employment hereunder faithfully and diligently and to discharge the responsibilities thereof to the best of Employee's ability, (B) devote full business time, attention and energies to the duties of Employee's employment under this Agreement, (C) subject to Section 1(a)(v), ensure that the performance of his services hereunder is his sole business endeavor, and (D) use Employee's best efforts to promote the business of the Employer.

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               (iv) During the Employment  Term Employee shall be appointed as a member of the Company's Management Committee. Employee shall also be nominated at the earliest possible opportunity to serve as a member of the Company's Board of Directors and agrees to serve as such during the Employment Term if elected or appointed and, if so elected or appointed as a Director, Employee shall be appointed to and agrees to serve as a member of the Company's Executive Committee.

               (v) Notwithstanding Section 1(a)(iii) but subject to Section 5(a) hereof, during the Employment Term, the Employee shall be permitted to act on a limited basis that does not interfere with his duties to the Employer as a consultant to, or officer, director or owner of a business enterprise that is engaged in activities in an area that has been disclosed by the Employee to the Employer pursuant to a confidentiality agreement between them.

          (b) Employment Term. The Employee shall begin his employment on such date (the "Start Date"), not later than July 1, 2002, as the Employee and the Company shall reasonably agree. Subject to Section 4, the term of Employee's employment (the "Employment Term") shall commence on the Start Date and shall continue until the day prior to the second anniversary thereof; provided, however, that commencing on the second anniversary of the Start Date and on each anniversary thereafter the Employment Term shall be automatically extended for an additional period of one year unless, not later than 45 days prior to such automatic extension date, either party shall have given notice to the other that it does not wish to extend the Employment Term; in which case the Employment Term shall end on the day prior to such automatic extension date.

          (c) Place of Employment. The Employee will perform his duties at the Company's principal Executive Offices which are now located in Walnut Creek, California. The Employee acknowledges that such location can change. Until the earlier of the date the Employee completes his relocation with his family to the area where the Company's principal Executive Offices are located or the Relocation Date (as defined in Section 6(b)), the Executive may spend approximately six business days per month at an office, which may be his personal home office, in New Jersey. In addition, the Employee acknowledges that the performance of his duties may require substantial business travel.

          (d) Confidentiality Agreement. As a condition to Employee's employment by the Employer as contemplated by this Agreement, Employee hereby acknowledges that he shall continue to be bound by the Confidentiality and Rights Ownership Agreement by and between Employer and Employee, dated as of the date hereof (the "Confidentiality Agreement").

     2. Compensation.

          (a) Salary. During the Employment Term, in consideration for the services to be rendered hereunder, and subject to the terms and conditions of this Agreement, the Employer hereby agrees to pay Employee, in accordance with its normal payroll practices, an annual base salary of $350,000 (the "Annual Base Salary"), with such annual increases thereafter as the Employer shall decide. All compensation shall be subject to all applicable tax withholding and similar requirements under applicable law.



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

          (b) Incentive Compensation. In addition to the Annual Base Salary, Employee shall be eligible to receive a performance bonus of up to $300,000 per year the entitlement to which shall be based on the achievement of three objectives per year, each of which, if achieved, shall entitle the Executive to $100,000. These objectives shall be set annually by the Chief Executive Officer with the approval of the Executive Committee. The objectives for the first year (which shall run from the Start Date to the day prior to the first anniversary thereof) are attached as Exhibit A. The amount of any such performance bonus earned shall be paid to the Employee within 60 days of the end of the employment year to which it relates.

          (c) Options. The Employee has been granted Options to purchase up to 1,000,000 shares of BriteSmile stock. Such Options have been granted under the Company's Stock Option Plan (the "Plan"). The Company represents to the Employee that the shares issuable pursuant to the Plan are subject to a presently effective registration statement on Form S-8 filed with the United States Securities and Exchange Commission. The options will have the following terms in addition to the terms set forth in the Plan:

          o The Exercise Price of the Options will be equal to $3.91 which is the closing price of BriteSmile's common stock on May 31, 2002. Such date is the date the Term Sheet referred to below was executed and delivered by Employer and Employee.

          o Options on 200,000 shares will vest upon the Start Date subject to Employee's commencing his employment hereunder on such date.

          o Options on an additional 200,000 shares will vest on each of the next four anniversaries of the Start Date, subject to Employee's continuing employment hereunder on such dates. For clarification, if either party gives a notice under Section 1(b) prior to the second, third or fourth anniversaries of the Start Date that it does not wish to extend the Employment Term or if the Employee's employment and the Employment Term are terminated pursuant to
               Section 4, the Options that would otherwise vest on any of the said anniversaries which follow the giving of such notice or such termination will not vest and will be automatically cancelled and of no further effect.

          o    The Options will be forfeitable as provided in Section 6(d).

          o No Options will be exercisable unless and until the Employee relocates during the Employment Term by the Relocation Date with his family to the area of the Employer's principal Executive Offices; provided, however, this provision shall not apply to vested Options if the Employee's employment and the Employment Term are terminated pursuant to Section 4(b) or 4(d) prior to (but not after) a Forfeiture Event, (as defined in Section 6(d)). For clarification, vested Options shall be exercisable as


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

               provided in the Plan in the event that, prior to a Forfeiture Event, the Employee's employment and the Employment Term are terminated pursuant to Section 4(b) or 4(d).

          o All unvested Options shall vest upon the termination of Employee's employment and the Employment Term pursuant to a notice given by the Company under Section 1(b) or without Cause for any reason or no reason by the Company pursuant to Section 4(d) if such termination occurs within one year after a Change of Control and prior to a Forfeiture Event. A "Change of Control" shall be deemed to have occurred if (a) individuals who are directors of the Company immediately prior to a Control
               Transaction shall cease, within one year after such Control Transaction, to constitute a majority of the Board of Directors of the Company (or of the Board of Directors of any successor to the Company, or of any company to which all or substantially all of the Company's assets may have been sold or transferred), or
               (b) any entity, person or Group (other than the Company or a subsidiary corporation of the Company and any company directly or indirectly controlled by Anthony M. Pilaro and/or trusts whose beneficiaries include Anthony M. Pilaro and/or Linda C. Pilaro and/or their descendants) acquires shares of the Company in a transaction or series of transactions that result in such entity, person or group directly or indirectly owning beneficially fifty-one percent (51%) or more of the outstanding share of the Company. As used herein, "Control Transaction" shall mean (i) any tender offer for or acquisition of capital stock of the Company,
               (ii) any merger, consolidation, reorganization or sale of all or substantially all of the assets of the Company which has been approved by the shareholders, (iii) any contested election of directors of the Company, or (iv) any combination of the foregoing which results in a change in voting power sufficient to elect a majority of the Board. As used herein, "Group" shall mean persons who act in concert as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended.

     3. Benefits. During the Employment Term, Employee shall be entitled to participate in all medical, profit sharing and other benefit plans made available to senior executives of the Company on the same terms as offered to the Company's other senior executives. The Employer reserves the right to alter, revise or eliminate any prior practice, policy or benefit in whole or in part, without notice.

     4. Termination of Employment.

          (a) Termination for Cause. This Agreement (and the Employment Term) may be terminated at any time by the Employer for Cause, by written notice to the Employee specifying in reasonable detail the reasons therefor. The term "Cause" shall mean willful misconduct or dishonesty or conviction of or failure to contest prosecution for a felony, or excessive absenteeism unrelated to illness.

          (b) Death or Permanent Disability of Employee. Employee's employment hereunder and the Employment Term shall terminate upon Employee's death. In addition, the Employer shall have the right to terminate Employee's


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

     employment hereunder and the Employment Term upon 15 days' written notice if and when Employee becomes permanently disabled within the meaning of any permanent disability insurance policy which may be maintained by the Employer for the benefit of Employee and under which the Employee is entitled to benefits under Section 3; provided, however, that if Employer does not maintain such a permanent disability insurance policy for the benefit of Employee, Employee shall be deemed permanently disabled if Employee, by reason of injury, illness or similar cause was unable to perform his duties for a period of 90 consecutive days or 120 days in any 360-day period.

          (c) Compensation Upon Death, Disability, Termination for Cause. If (i) Employee dies during the Employment Period or the Employer terminates Employee's employment upon Employee's becoming permanently disabled, as described in Section 4(b), or (ii) the Employer terminates Employee's employment for Cause, as described in Section 4(a), then (A) the Employer will pay to Employee (or Employee's estate or representatives, as the case may be) within 30 days following such termination of employment, the unpaid Annual Base Salary and vacation earned by Employee before the date of such event as provided for in this Agreement (computed pro rata up to and including such date of such event) (the "Accrued Obligations"); and (B) the Employee shall continue to be bound by the Confidentiality Agreement in accordance with its terms. Except as expressly provided in this Agreement, such payments will be in lieu of any and all other compensation, benefits and claims of any kind, excepting only such additional amounts as may be provided for under the express terms of any applicable benefit plans or be required by law to be paid (which amounts will be paid in accordance with such terms or requirements, as the case may be).

          (d) Termination Without Cause. The Employer, by written notice to Employee, shall have the right to terminate Employee's employment without Cause for any reason or for no reason. If the Employer terminates Employee's employment without Cause for any reason or for no reason, as described in this Section 4(d), then (A) the Employer will pay to Employee
     (i) within 30 days following such termination, the Accrued Obligations, and
     (ii) except as otherwise provided in Section 6(d), twelve month's Annual Base Salary, payable in accordance with the Company's normal payroll practices; and (B) the Employee shall continue to be bound by the Confidentiality Agreement in accordance with its terms. Except as expressly provided in this Agreement, such payments will be in lieu of any and all other compensation, benefits and claims of any kind, excepting only such additional amounts as may be provided for under the express terms of any applicable benefit plans or be required by law to be paid (which amounts will be paid in accordance with such terms or requirements, as the case may
     be).

     5. Non-Competition; Solicitation of Employees.

          (a) Non-Competition. During the Employment Term and to the extent permitted by applicable law for one year thereafter, the Employee shall not participate in the management or act as a consultant or employee of, or acquire any financial interest (other than less than 2% of the outstanding stock of any public company) in, any enterprise that is engaged in the business of light activated teeth whitening (the "Restricted Business") in the United States or in any other area of the world where the Company conducts the Restricted Business during the Employment Term, or where, as of the end of the Employment Term, the Company has undertaken substantial activities to conduct the Restricted Business.



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

          (b) Solicitation. For two years after the termination of the Employment Term, the Employee will not employ, solicit or recommend to any other person that they employ or solicit for employment any person who is, or was at any time within six months prior to such termination, an employee of the Company, provided that the Employee may respond in accordance with ordinary business practices to requests for references from a prospective employer of any such person.

          (c) Access to Confidential Information. Employee is a key employee of the Company. Employee acknowledges that during the Employment Term he will have access to and knowledge of confidential information as defined in the Confidentiality Agreement ("Confidential Information"), and has and will be responsible for, or instrumental in creating or maintaining, certain business relations and goodwill that are valuable to the Company. Employee acknowledges that the Confidential Information and goodwill belong to the Company.

          (d) Necessary Restrictions. Employee acknowledges that the covenants and restrictions of this Section 5 are necessary to protect the Company's Confidential Information and to preserve the value of the Company's good will for the Company. Employee agrees and acknowledges that the time, scope and geographic limitations of this Section 5 are reasonable. Employee also agrees and acknowledges that the terms of this Section 5 are reasonably necessary for the protection of the Company's Confidential Information and goodwill, and they provide a reasonable means of protecting the Company's business value.

          (e)   Adequate   Consideration.   Employee   acknowledges   that   the
     consideration received and to be received by him during the Employment Term is adequate for the covenants of this Section 5.

     6. Timing of Relocation; Interim Lodging and Commuting Expenses; Moving Expenses.

          (a) Relocation and Interim Lodging and Commuting Expenses. It is acknowledged that the Employer has been studying the possibility of moving its principal Executive Offices to an area other than Walnut Creek. The Employee shall be informed of the progress of those studies and permitted to participate in those studies. It is understood that the Employee will be entitled to delay his relocation with his family as provided herein. Until the Relocation Date, as defined below, the Employer shall pay for an apartment and rental car for the Employee in the area of the Employer's principal Executive Office, and the Employer shall reimburse the Employee for his reasonable expenses of commuting to and from his home in New Jersey on a reasonable basis, in any event including air transportation and airport parking.

          (b) Relocation Date. "Relocation Date" shall be a date agreed upon by the Employer and the Employee that shall be within twelve months from the Start Date or if later, 30 days after the Relocation Notice Date, as defined below, but in any event the Relocation Date shall be no earlier than the latest of: (i) twelve months after the Start Date, (ii) 90 days after the Relocation Notice Date, and (iii) if the Employer decides to move its principal Executive Office from the Walnut Creek area to another specified area, 30 days after the end of any school term of the Employee's children in progress at the time the Employer actually relocates its principal Executive Office.



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

          (c) Relocation Notice Date. The "Relocation Notice Date" is the date determined as follows: (A) the date the Company provides written notice to the Employee that it has made a decision to retain its principal Executive Offices in the Walnut Creek area, or (B) the date the Company provides written notice to the Executive that it has made a decision to move its principal Executive Offices from the Walnut Creek area to another specified area.

          (d) Relocation Notice Decision. Within thirty days of the Relocation Notice Date, or if later, within twelve months after the Start Date, the Employee shall notify the Company whether he will promptly relocate with his family to the area of the Company's principal Executive Offices. In the event that (i) the Employee fails to so notify the Company or (ii) he notifies the Company at any time that he will not so relocate or (iii) he notifies the Company that he will relocate but fails to do so by the Relocation Date or (iv) he voluntarily terminates his employment hereunder prior to the Relocation Date (any of the occurrences in subclauses (i), (ii), (iii) or (iv) being a "Forfeiture Event") and his employment and the Employment Term have not been terminated pursuant to Section 4(b) or 4(d) prior to the Forfeiture Event, (A) the Employee shall automatically forfeit all Options, vested and unvested, except those, if any, which the Company may elect to allow him to continue to own and (B) the Company or the Employee may terminate this Agreement without Cause in which case the Employee shall be entitled to six months' Base Salary (payable monthly during the six months following such termination).

          (e) Moving Expenses. The Company shall reimburse the Employee for the reasonable expenses of moving his family and household possessions from his present home in New Jersey to a new residence in the area of the Company's principal Executive Offices.

     7. Miscellaneous.

          (a) Representations. The Employee represents that his employment by the Company pursuant to this Agreement and the observance of his obligations under the Confidentiality Agreement will not conflict with any other agreements or understanding to which he is subject.

          (b) Waivers. No waiver of any terms or conditions or of the breach of any covenant, representation or warranty of this Agreement or the Confidentiality Agreement in any one instance shall operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty nor shall any failure or delay at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or of any other provision hereof.

          (c) Modification. Except as otherwise provided in this Agreement, neither this Agreement, the Confidentiality Agreement nor any term hereof or thereof may be changed, amended, modified, waived, discharged or terminated except to the extent that the same is effected and evidenced by the written consent of the party against whom enforcement of such change or modification is sought.



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          (d) Injunctive  Relief.  Employee  acknowledges  and agrees that it is fair and reasonable that he make the covenants and undertakings set forth in Section 5 of this Agreement and in the Confidentiality Agreement and has done so with the benefit of the advice of counsel. Furthermore, Employee agrees that any breach or attempted breach by him of such provisions will cause the Company irreparable damage for which a monetary award would be inadequate remedy. Accordingly, the Employer shall be entitled to apply for and obtain, in addition to monetary awards, injunctive relief (temporary, preliminary and permanent) in order to restrain the breach or threatened breach of, or otherwise to specifically enforce, any of the provisions of
     Section 5 of this Agreement or the Confidentiality Agreement, without the requirement to post a bond or provide other security. Employee hereby consents to the entry of mandatory injunctive relief to assure his specific
     performance   of  the  terms  of  Section  5  of  this  Agreement  and  the
     Confidentiality   Agreement   by  a  court  or   arbitrator   of  competent
     jurisdiction. Nothing herein shall be construed as a limitation or waiver of any other rights or remedies that may be available to the Employer for such breach or threatened breach. Employee further agrees that the subject matter and duration of the restrictions in Section 5 of this Agreement and the Confidentiality Agreement are reasonable in light of the facts as they exist today.

          (e) Governing Law. This Agreement and the Confidentiality Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Utah applicable to agreements made and to be performed entirely within such State.

          (f) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and sent as follows:

                  If to Employee:

                           Bruce Fleming
                           12 Woodmere Way
                           Pennington, N.J.  08534

                  If to the Employer:

                           BriteSmile, Inc.
                           490 North Wiget Lane
                           Walnut Creek, CA  94598
                           Attn:  Chief Executive Officer

          All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 7(f), (A) if delivered personally against proper receipt shall be effective upon receipt and (B) if sent (1) by certified or registered mail with postage prepaid or
     (2) by Federal Express or similar courier service with courier fees paid by the sender, shall be effective upon delivery. The parties hereto may from time to time change their respective addresses for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given unless it is sent and received in accordance with this Section 7(f).



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

          (g) No Set-Off. Employer's obligation to make payments pursuant to this Agreement shall be unconditional and shall be made without reduction of set off of any kind other than applicable tax withholding and similar requirements under applicable law.

          (h) Entire Understanding; No Third Party Beneficiaries. This Agreement, with the Confidentiality Agreement, represents the entire understanding of the Employer and Employee with respect to Employee's employment with the Employer and Employee's compensation therefor. The Term Sheet (the "Term Sheet") dated as of May 31, 2002 between Employer and Employee relating to Employee's employment shall be deemed to be merged into and superseded by this Agreement and of no further force or effect. Nothing in this Agreement, express or implied, is intended to confer on any person, other than the parties hereto and their respective heirs, permitted representatives, successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          (i) Severability. If any of the provisions of this Agreement or the Confidentiality Agreement are found by any court of competent jurisdiction (or legally empowered agency) to be in violation of applicable law or unenforceable for any reason whatsoever, then it is the intention of the parties that such provision or provisions be deemed to be automatically amended to the extent necessary to comply with applicable law and permit enforcement. If any of the provisions of this Agreement or the Confidentiality Agreement shall be deemed by any court of competent jurisdiction (or legally empowered agency) to be wholly or partially invalid, such determination shall not affect the binding effect of the other provisions of this Agreement or the Confidentiality Agreement.

          (j) Counterparts. This Agreement and the Confidentiality Agreement may be executed in two or more counterparts, including facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (k) Headings; Interpretation. The various headings contained herein are for reference purposes only and do not limit or otherwise affect any of the provisions of this Agreement. It is the intent of the parties that neither this Agreement nor the Confidentiality Agreement be construed more strictly with regard to one party than with regard to any other party.

          (l) Successors and Assigns. This Agreement and the Confidentiality Agreement shall be binding upon and inure to the benefit of any successor or assigns of the Employer, whether by merger, consolidation, sale of assets or otherwise, and reference herein to the Employer shall be deemed to include any such successor or assigns.

          (m) Legal Fees. The Company shall pay the reasonable legal expenses incurred by the Employee in connection with the negotiation, execution and delivery of this Employment Agreement, the Confidentiality Agreement and the Term Sheet.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                         BRITESMILE, INC.



                                         By: /s/ John Reed
                                         Name:  John Reed
                                         Title: CEO


                                           /s/ Bruce Fleming
                                         ---------------------------------------
                                         Bruce Fleming

                                   Exhibit A

                              First Year Objectives

     1. Develop a strategic plan reasonably acceptable to the Executive Committee for improving the efficiency of the Company's media spending with a focus on (a) improving the productivity of domestic Associated Centers; (b) improving the productivity of domestic Centers and (c) signing more productive Associated Centers.

     2. The Company achieving average "same store" Associated Center net revenues per office per week ("NRPOPW") during the fiscal quarter ending June 30, 2003 of $ * .

     3. The Company achieving average "same store" Center NRPOPW during the fiscal quarter ending June 30, 2003 of $ * .



          * Amount to be set by the  employer's  Chief  Executive  Officer after
          giving  reasonable   consideration  to  recommendations  made  by  the
          Employee within 60 days of the Start Date.